EXHIBIT 99(m)

Sample Calculations for Form N-6, Item 27(m), for the 5th Policy Year

Assumptions:	Standard Risk Class Male, Issue Age 50 Initial Death Benefit $59,374, Initial Premium of $20,000 Hypothetical Gross Rate of Return of 6.00% with Current Charges

Hypothetical Net Rate of Return	=	Hypothetical Gross Rate of Return
– Mortality & Expense Asset Charge
– Average Sub-account Fees & Expenses
	=	6.00% – 0.60% – 1.00%
	=	4.40% = .0440

Sales, UW/Issue, & Tax Deduction	=	1.20% × Initial Premium
	=	1.20% × $20,000
	=	$240.00

Net Amount at Risk for Year 5	=	Death Benefit – End of previous year Policy Value
	=	$59,374.00 – $22,082.02
	=	$37,291.98

Cost of Insurance for Year 5	=	Net Amount at Risk × (Cost of Insurance Rate per $1,000) / 1000
	=	$37,291.98 × 6.97 / 1000
	=	$259.93

Policy Value, beginning of year	=	End of previous year Policy Value
+ Premium paid
– Sales, UW/Issue, & Tax Deduction
– Cost of Insurance Deduction
– Current Administrative Expense Deduction
	=	$22,082.02 + 0.00 – 240.00 – 259.93 – 50.00
	=	$21,532.09

Policy Value, end of year	=	Policy Value, beginning of year × (1 + Net Rate of Return)
	=	$21,532.09 × 1.0440
	=	$22,479.50 ( $22,480 shown in table)

Surrender Charge for Year 5	=	Surrender Charge % for Year 5 × Initial Premium
	=	4.00% × $20,000
	=	$800.00

Cash Surrender Value	=	Policy Value – Surrender Charge
	=	$22,479.50 – $800.00
	=	$21,679.50 ( $21,680 shown in table )

Death Benefit, end of year	=	Greater of (Age 54 Corridor % × Policy Value) and Initial Death Benefit
	=	Greater of (157% × $22,479.50) and $59,374.00
	=	$59,374 (as shown in table)

Differences in calculations for other years:

The formulas for calculating the illustrated values in other months and years are the same. The actual factors used in the calculations change based on the duration of the policy, and the Sales, UW/Issue & Tax Deduction is only charged at the first 10 policy anniversaries. The Surrender Charge will be equal to zero after the 8th policy year, so the Cash Surrender Value will equal the Policy Value after that point.